SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 08/31/2005
FILE NUMBER 811-2729
SERIES NO.: 16

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $309,242
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $ 19,019
              Personal Investment Class      $    880
              Cash Management Class          $ 92,962
              Reserve Class                  $  1,317
              Resource Class                 $ 20,407
              Corporate Class                $  1,787

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0247
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0217
              Personal Investment Class      $000.0192
              Cash Management Class          $000.0239
              Reserve Class                  $000.0160
              Resource Class                 $000.0227
              Corporate Class                $000.0130

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           12,281,341
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         808,844
              Personal Investment Class         46,193
              Cash Management Class          3,409,317
              Reserve Class                    128,250
              Resource Class                   902,848
              Corporate Class                  466,431